EXHIBIT 10.19

                               REFINING AGREEMENT

     THIS REFINING AGREEMENT. (hereinafter the "Agreement") effective December 1st, 2003, is by and between Western Goldfields Inc., Mesquite Mine (hereinafter called "Producer") and Johnson Matthey Inc. (hereinafter called "Refiner").

                                   WITNESSETH:

     WHEREAS, Producer owns and operates mining, processing and related facilities near the city of Brawley, California (hereinafter the "Mine") for the production of gold Dore bullion; and

     WHEREAS, Refiner has facilities located in Salt Lake City, Utah capable of refining gold Dore bullion;

     NOW, THEREFORE, Producer agree to deliver gold Dore bullion to Refiner, and Refiner agrees to refine the gold and silver content thereof in accordance with the terms and conditions hereinafter set forth:

                                    ARTICLE 1
                                   Definitions
                                   -----------

     1.1 The terms defined in this Article 1 shall, for all purposes of this Agreement, have the meanings herein specified, unless otherwise required or specified.

Accountable  Gold:
------------------
     The term "Accountable Gold" shall mean 99.85% of the mutually agreed assayed gold content (as determined in accordance with this Agreement) of each Ounce of Dore.

Accountable  Silver:
--------------------
     The term "Accountable Silver" shall mean 97.00% of the mutually agreed assayed silver content (determined as provided in this Agreement) of each Ounce of Dore.

Actual  Date  of  Shipment:
---------------------------
     The term "Actual Date of Shipment" shall mean, with reference to any shipment hereunder, the date on which the Dore is shipped from the Mine to the Refiner.

Business  Day:
-------------
     The term "Business Day" shall mean any calendar day, except Saturday, Sunday, the legal and other holidays shown in Appendix 1 and any y the London Metal exchange is closed.

Date  of  Arrival:
-----------------
     The term "Date of Arrival" shall mean, with reference to any shipment hereunder, the date on which Dore is received by the Refiner.

Date  of  Sampling:
-------------------
     The term "Date of Sampling" shall mean, with reference to any shipment hereunder, the date on which sampling occurs at the Sampling Facility in accordance with Section 9.5, below.

Dore:
----
     The  term  "Dore"  shall  mean  gold  Dore bullion produced from the Mine.

London  Gold  Price:
--------------------
     The term "London Gold Price" shall mean the London bullion market Final P.M. fixing for gold (in United States dollars, if quoted in dollars).

Mine:
-----
     The term "Mine" shall mean the mining, processing and related facilities developed and to be developed by Producer on gold-bearing properties near Brawley, California.

Ounce:
------
     The term "Ounce" shall mean a troy ounce.

Production  Year:
-----------------
     The term "Production Year" shall mean the period from January l through December 31.

Quotational  Day  for  Gold/Silver:
-----------------------------------
     The term "Quotational Day for Gold/Silver" shall mean the Date of Arrival or, in the event the Date of Arrival is not a Business Day, the next Business Day shall be the "Quotational Day for Gold/Silver".

Refiner  Noon  Silver  Price:
-----------------------------
     The term "Refiner Noon Silver Price" shall mean the COMEX Closing bullion fixing price for silver (in United States dollars, if quoted in dollars).

Refinery:
---------
     The term; "Refinery" shall mean the facilities for the refining of precious metals operated by Refiner in the city of Salt Lake City, Utah.

Sampling  Facility:
-------------------
     The term "Sampling Facility" shall mean the facilities for the sampling of precious metals operated by Refiner at the Refinery.

Settlement  Date:
-----------------
     The term "Settlement Date" shall mean the fifteenth (15th) Calendar Day following the Date of Sampling.

                                    ARTICLE 2
                                     Product
                                     -------

     2.1 Producer expects, but does not represent or warrant, that the Dore delivered hereunder will have a typical range conforming to the fallowing sample assays (without warranting the absence of other elements):

          Element:
          --------
          Gold                   Not less than 60%
          Silver                 5.0%-10.0%
          Copper                 20.0%-25.0%
          Zinc                   0.0%-1.0%
          Iron                   0.0%-0.1%
          Lead                   Less than 2%
          Arsenic                Less than 0.02%
          Mercury                Less than 0.02%
          Selenium               Less than 0.2%
          Tellurium              Less than 0.1%
          Thorium                Less than 0.02%
          Tungsten               Less than 1%
          Indium                 Less than 0.1%
          Bismuth                Less than 2%
          Antimony               Less than 1%
          Tin                    Less than 1%
          Magnesium              Less than 1%
          Sulfur                 Less than 0.05%
          Radioactivity          None
          Beryllium              None

Producer does not anticipate, but does not represent or warrant, that there will be any exceedances of the foregoing elements.

     2.2 Producer expects, but does not represent or warrant, that the Dore delivered hereunder will not contain a substance or substances in excess of elements set forth in section 2.1, which are deleterious to Refiner's normal refining process. If deleterious substance(s) are present, Refiner may reject such shipment by giving notice to Producer within two (2) Business Days after sampling at Refinery. Refiner's determination as to the presence in Dore of substances deleterious to its normal refining process shall, unless unreasonably made, be final and binding for purposes of this Section 2.2. Refiner shall furnish to Producer upon request such data supporting Refiner's determination of deleterious substances as Producer may reasonably request. Refiner shall return any Dore rejected in accordance with Section 2.1 and Section 2.2 to a point designated by Producer, and Producer shall bear the cost of freight and insurance with respect to the return shipment. Provided a JM approved carrier is used, risk of loss as to Dore so returned shall remain with Refiner until such Dore is received by Producer or its designated consignee. Producer shall, within seven (7) days after notice of rejection, deliver to Refiner the equivalent amount of gold and silver for which payments were received on account of any shipment rejected by Refiner pursuant to this Section 2.2, or if gold and silver is not received within seven (7) days after date of notice of rejection, Refiner, unless otherwise agreed by the parties, shall immediately purchase, at prevailing market prices, those quantities of metals previously priced or credited by Refiner but not delivered by Producer, and Produce shall pay any difference due Refiner immediately upon receipt of Refiner's invoice.

     2.3 REFINER UNDERSTANDS AND AGREES THAT PRODUCER MAKES NO WARRANTIES, EXPRESS OR .IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR

ANY PARTICULAR PURPOSE OR ANY OTHER MATTER, OTHER THAN THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT. NO REPRESENTATION OR STATEMENT NOT EXPRESSLY
CONTAINED IN THIS AGREEMENT SHALL BE BINDING UPON PRODUCER AS A WARRANTY OR OTHERWISE.

     2.4 Refiner warrants that metals delivered to customer shall be of the purity required for London Good Delivery. This express warranty is in lieu of all other warranties, express or implied, arising by law or custom, including without limitation the IMPLIED WARRANTY OF MERCHANTABILITY and the IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. PRODUCER UNDERSTANDS AND AGREES THAT REFINER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER, OTHER THAN THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT. NO REPRESENTATION OR STATEMENT NOT EXPRESSLY CONTAINED IN THIS AGREEMENT SHALL BE BINDING UPON REFINER AS A WARRANTY OR OTHERWISE.

     Refiner's sole liability for breach of the above-described express warranty shall be limited to replacement of non-conforming metals with metals meeting the purity specifications described herein. This liability is, however, conditioned upon Producer giving written notice of such non-conformance to Refiner within thirty (30) days after shipment of metals to the destination specified by Producer. Where the metals are replaced by Refiner, Producer shall return the non-conforming metals to the Refinery freight, insurance and other similar costs prepaid by Refiner. Producer shall have the risk of loss on the returned non-conforming metals until receipt of such metals at the Refinery.

     2.5 The Dore delivered pursuant to this Agreement shall be in the form of ingots from 400 to 1200 Ounces in weight and shall be packaged in containers suitable for transportation by armored carrier.

                                    ARTICLE 3
                                    Quantity
                                    --------

     3.1 Producer shall deliver to Refiner during the term of this Agreement one hundred percent (100%) of the Dore actually produced and delivered from the Mine.

                                    ARTICLE 4
                                Term of Agreement
                                -----------------

     4.1 Subject to Article 12, this Agreement shall continue in effect through December 31, 2005, and, at the option of Producer with not less than thirty (30) days advance written notice to Refiner, shall continue through December 31, 2006.

                                    ARTICLE 5
                                    Delivery
                                    --------

     5.1 Producer shall arrange for transportation of the Dore from the Mine to the Refinery at it's cost. All risk of loss and damage to the Dore shall pass to the Refiner upon receipt at it's Salt Lake City plant.

     5.2 No later than the Actual Date of shipment, Producer shall furnish to Refiner shipping documents with the following information with respect to shipment:

          (i)       the number of packages of boxes;
          (ii)      the number of ingots;
          (iii)     the net weight of each ingot;
          (iv)      the total estimated gold content of shipment in Ounces;
          (v)       the total estimated silver content of shipment in Ounces;
          (vi)      the estimated  date  and  time  of  arrival at the Sampling
                    Facility;
          (vii)     the  name  of  Producer's  representative;
          (viii) such other information relating to the shipment as Refiner may reasonably request.

      5.3 On or before the Actual Date of Shipment, Producer, shall send to Refiner by facsimile, a certificate showing the following:

          (i) the provisional weight, including the number of ingots, the net weight of each ingot and the total gross weight, tare and net weight of the shipment; and
          (ii) the Producer's provisional assay showing the gold and the silver content of the Dore as ascertained by Producer.

     On or before the Actual Date of Shipment, Producer shall notify Refiner of the provisional invoicing date, if any, and shall promptly send to Refiner by facsimile such data.

     5.4 Shipments of Dore hereunder to Refiner shall be made by Producer as anticipated in Sections 3.1 and 5.1, subject to actual production of the Mine and the availability of shipment hereunder.

                                    ARTICLE 6
                                    Ownership
                                    ---------

     6.1 Except to the extent set forth in this Agreement, title to Producer's Ingots (as defined herein) and precious minerals therein shall at all times remain with Producer. Refiner is a bailee and shall not and does not take title to or have any rights (whether ownership or otherwise) to Producer's ingots or the Accountable Gold and Silver produced therefrom ("Producer Ingots"), unless expressly set forth herein or otherwise agreed in writing by the parties.

     6.2 Refiner is providing a service to Producer for a fee. No aspect of the matters covered hereby shall constitute a consignment or otherwise be subject to
Article 9 of the Uniform Commercial Code. For precautionary purposes, however , Refiner grants to Producer to the extent available under applicable law, a security interest in: (i) all Dore delivered by or on behalf of Producer to Refiner pursuant to this Agreement; (ii) all Producer Dore in process at Refiner's facility, whether or not commingled; and (iii) all Accountable Gold and Silver refined from Producer's Dore, including such refined metal as may from time to time be held on account for Producer, excluding Accountable Gold and Silver purchased by Refiner from Producer.

Producer will be responsible for perfecting the security interest granted above. In this regard, Refiner will execute and deliver such Financing Statements and other documents as Producer may reasonable request in order to perfect or protect the security interest granted in this section.

     6.3 Producer may ask for a physical return of the gold and silver in its shipments and can request that the ingots be shipped by Refiner to Producer or to such persons as Producer shall designate from time to time and Refiner shall have no interest therein or to the amounts paid or payable from such disposition of the Producer ingots. A mutually agreed additional cost will be applied to the ounces of gold and silver delivered under this clause.

                                    ARTICLE 7
                                    Insurance
                                    ---------

     7.1 Refiner shall have adequate insurance for each shipment of Dore upon delivery of the Dore to it's refinery by the Producer and shall continue such insurance coverage until the occurrence of the credit to Producer's or a designated third party's Unallocated Metal Account as set forth in Article 8.

     7.2 The Refiner covenants and agrees to conduct its refining business related' to the processing of Producer's material in compliance with all applicable environmental statutes, laws, ordinances, rules, and regulations.

     7.3 To the extent any hazardous substances, hazardous waste, contaminants or pollutants are generated from refiner's refining of Producer's material, Refiner covenants, and agrees that it is solely responsible for the management and disposition of such hazardous substances, hazardous waste, contaminants or pollutants. The Refiner further covenants and agrees that it shall not allege, assert or contend that Producer is an owner, operator, generator, transporter, treater, storer, or disposer of, or to have arranged of r disposal or treatment, or arranged with a transporter for transport for disposal or treatment of hazardous substance or hazardous waster located on or generated at the Refiners. Refiner further agrees to indemnify, defend and hold harmless the Producer, and its subsidiaries and affiliates, and further agrees to indemnify, defend and hold harmless the Producer, and its subsidiaries and affiliates, and their directors, officers, employees, agents and assigns, from and against any and all claims arising from or related to (i) the actual or alleged presence, release, threatened release, discard or emission of any hazardous substances, hazardous waste, contaminants or pollutants of any kind into the environments at or from the Refinery or any other location at which Refiner performs its obligations under this Agreement, including any and all claims arising from or related to the study, testing, investigation, cleanup, removal, remediation, abatement, response, containment, restoration or corrective action of any hazardous substances, hazardous waste, contaminants or pollutants of any kind (A) on, beneath or above the Refinery, or (B) emanating or migrating, or threatening to emanate or migrate, from the Refinery or any off-site properties as a result of Refiner's services provided under this Agreement; and (ii) the on or off-site treatment, storage or disposal of hazardous substances, hazardous waste, contaminants or pollutants generated by Refiner in connection with the services provided under this Agreement.

     7.4 The provisions of Section 7.3 shall survive termination of this Agreement

                                    ARTICLE 8
                  Refining of Gold/Silver; Crediting of Account
                  ---------------------------------------------

     8.1 For each shipment of Dore, Producer shall give Refiner notice as required in Section 5.3 on or before the Actual Date of Shipment. Producer shall then notify Refiner of the quantity of Gold for such shipment to be credited to Producer's or a designated third party's Unallocated Metal Account, which credit(s) shall occur on the Settlement Date (hereinafter "Provisional Settlement"), subject to Section 8.3. The Provisional Settlement shall be in an amount up to that equal to 100% of the Producer's Provisional assay of gold content for each shipment.

     8.2 Producer shall pay Refiner a refining charge for each shipment in the amount of US $0.60 per Ounce of Dore delivered to Refiner. Refiner's invoice for services under this agreement should be sent to the Producers Mine Administrative offices for payment.

     8.3 If upon determination of final weights and assays pursuant to Article 10, with respect to any shipment, the final number of Ounces of Accountable Gold/Silver content exceeds the number of Ounces provisionally credited by Refiner to Producer pursuant to Section 8.1, then within two (2) Business Days Refiner shall pay to Producer an amount calculated by multiplying the number of Ounces of the excess times the London Gold/Refiner Noon Silver Price on the Settlement Date. If, with respect to any shipment, the final number of Ounces of Accountable Gold/Silver is less than the number of Ounces provisionally credited by Refiner pursuant to Section 8.1, Producer will reduce the quantity of gold to be credited from the next available shipment to cover the shortage.

     8.4 Fractions of any Ounce of Accountable Gold/Silver shall be settled pro rata. Fractions of any Ounce of gold/silver shall be calculated to three decimal places.

     8.5 Any payments hereunder shall be made on the due date thereof in immediately available funds the wire transfer to a bank account or accounts, as the case may be, designated by the party or parties receiving payment. Charges of the bank making payment shall be for the account of the party making payment, and charges of the bank receiving payment shall be for the account of the party receiving payment.

                                    ARTICLE 9
                         Weighing, Melting and Sampling
                         ------------------------------

     9.1 Weighing and sampling shall be carried out by Producer at its expense at the Mine and by Refiner at Refiner's expense at the Refinery in each case with reliable modern equipment.

     9.2 Refiner shall be entitled to have not more than two of its own representatives present or to be represented at its own expense by a mutually agreeable independent weigher and sampler at the weighing and sampling at the Mine. Producer shall be entitled to have not more than two if its own representatives present or to be represented at its own expense by a mutually agreeable independent weigher and sampler at the weighing, melting and sampling at the Sampling Facility. Each party's consent to a mutually agreeable independent weigher and sampler shall not be unreasonably withheld, conditioned or delayed.

     9.3 Producer or its representative shall, subject to Refiner's facility rules, including safety and security, be free (a) to enter the Sampling Facility during business hours (or as otherwise mutually agreed) when the operations described in Article 10 are being carried out, (b) to inspect the Sampling Facility's weighing, melting, sampling and other facilities used in such operations and to make such other examinations thereof as s/he shall deem appropriate and (c) to be present at the weighing, melting and sampling (including cutting and shipping of samples) of each shipment; provided, however, that s/he shall not unreasonably interfere with the Sampling Facility's operations. Producer shall give Refiner notice of the name and address of Producer's representative, and notice of any change therein, and Refiner shall give Producer reasonable notice of the time and date when the operations described in Article 10 are to be carried out by the Refiner with respect to any shipment. It is understood that the representative of Producer shall be permitted to be present at the Sampling Facility and act in the manner described in this Section 9.3 only if and when material supplied by Producer is being processed. If the representative appointed by Producer does not appear at the Sampling Facility at the time designated by Refiner for the melting and sampling of Dore, all rights to have such Producer's representative present are waived for that particular shipment.

     9.4 The weight after melting and sampling, including weight added from a remelt of slags of each sample, as determined at the Sampling Facility shall govern for purposes of the final settlement of the lot from which the slags were generated. b) for Producer to be disposed of in accordance with instruction of Producer at a time and in a manner agreed by both parties, with the expense incurred for such disposal for Producer's account. Slags shall be maintained in segregated containers.

     9.5 Within a reasonable time after Refiner receives Dore at the Sampling Facility, the Dore shall be weighed, assigned a control number, and formally acknowledged by a written statement showing the weight and control number. This statement shall be forwarded to Producer at the address specified in this Agreement. Within three (3) Business Days after the Date of Arrival at the Refinery, the Dore will be melted to homogenize it and the melt sampled for the purpose of assay and Producer will have the right to be represented as set forth in Section 8.3 Refiner shall immediately forward samples taken for Producer's analysis as set forth in Article 10.3 by courier to Producer's laboratory at the Producer's Mine Administrative Office. Weights at the Refinery shall be taken as final and used for purposes of determining the final settlement value of Accountable Gold and Silver.

                                   ARTICLE 10
                                     Assays
                                     ------

     10.1 Assays for the gold and silver content of Dore shall be carried out independently by the assayers of Producer and Refiner from the samples obtained at the Sampling Facility as provided in Article 9.

     10.2 Assays shall be made by Refiner and Producer promptly after Dore is sampled at the Sampling Facility from samples obtained as provided in Article 9. Results of such assays shall be exchanged simultaneous by Producer and Refiner by crossing registered airmail, or by facsimile copy, on a date to be agreed upon but not later than the tenth Calendar Day after samples taken at the Sampling Facility are received by Producer. Should the difference between the results exchanged be not more than 0.5/1,000 (zero point five (5) parts per thousand) for gold, 2.5/1,000 (2.5 parts per thousand) for silver, then the arithmetic mean of the results of Refiner and Producer shall be taken as final for purposes of determining the final settlement value of Accountable Gold and Silver. The splitting limits shown in this Section 10.2 shall be subject to change by mutual agreement of the parties.

     10.3  Melting,  Weighting  and  Sampling.  Once  received  at  the Sampling
           ----------------------------------
Facility, Dore will be unpacked with Producer's representative attending. Dore received will be melted in a crucible furnace and kept segregated from and not commingled with Dore of other producers. The furnace's crucible shall be dedicated to Producer's use only and shall be placed in a drum at the conclusion of sampling and sealed for future use. The Dore will be melted in loss of a quantity mutually agreed. While in a molten state the Dore shall be sampled with a pin tube according to the Refiner's standard procedure. The sample will be split into five parts, one for Producer's analysis, two for Refiner's analysis, one held by Refiner for umpire analysis and one held by Refiner as reserve.

     Any slags produced and recovered or floor sweepings from the vicinity of the furnace and bar molds shall be segregated, sealed and retained by Refiner for future disposition as instructed by Producer.

     10.4  Assaying.  Assays  will  be performed by both parties and all umpires
           --------
using the fire assay method, corrected basis.

     10.5  Umpire.  If  the  difference  between  the assays is greater than the
           ------
amounts shown in Section 10.2, at the request of either party:

          (a)  A.H.  Knight  Laboratories

               130  Tradd  Street
               Spartanburg,  SC  29304
               Phone:  864-595-1903
               Fax:     864-595-1627

          (b)  Ledoux & Co., Inc.

               359  Alfred  Avenue
               Teaneck,  NJ  07666
               Phone:     201-837-7160
               Fax:     201-837-1235

          (c)  Umpire & Control Services Inc.

               150-(A)  Lamar  Street
               West  Babylon,  NY  11704
               Phone:     516-491-3511
               Fax:     516-491-3506
or other mutually agreed assayers shall act as umpire assayers in rotation shipment by shipment. The umpire shall not be the representative of either party. As promptly as practicable after the signing of this Agreement, the parties shall use their best efforts to agree on a list of alternative internationally recognized umpire assayers. If such list is agreed upon, either party shall have the right by giving notice to the other to disqualify any one or more of the umpire assayers designated in this Section 10.5 (but not to the before such umpire has acted hereunder) and to substitute therefore one of the alternative umpire assayers shown on such list; provided, however, that neither party may exercise the right to disqualify an umpire assayer at any time when no alternative umpire assayer remains on such list. Whenever an umpire assayer is disqualified and an alternative umpire assayer is designated to act hereunder, the parties shall use their best efforts to agree on a new assayer to be placed on such list of alternative umpire assayers.

     10.6 If the assay results of the umpire shall be the mean between the results of Producer and Refiner, the umpire's results shall be final and binding on both parties for purposes of determining the final settlement value of Accountable Gold and Silver. Otherwise, the results of the assay of the party whose results are nearer to that of the umpire's assay shall be final and binding on both parties for purposes of determining the final settlement value of accountable Gold and Silver.

     10.7 The costs of the umpire's assay shall be borne by the party whose assay is further from that of the umpire.

     10.8 The costs of the umpire's assay shall be borne equally by the parties if the umpire's assay shall be the mean between the assays of the two parties.

                                   ARTICLE 11
                                Taxes and Duties
                                ----------------

     11.1 Producer shall be responsible for the payment or satisfaction of any and all taxes, duties, or other governmental fees or charges imposed upon the transactions contemplated by this Agreement by any government or political subdivision thereof, including but not limited to turnover, sales, use, gross receipts or similar taxes (but excluding income, excess profit, franchise or other taxes imposed upon the business activities of Refiner).

                                   ARTICLE 12
                                   Termination
                                   -----------

     12.1 Either party (the "Terminating Party"), at its option, may terminate this Agreement, without penalty or cost, with respect to any or all of the Dore to be delivered hereunder by giving the other party (the "Other Party") written notice, effective upon delivery, at any time after the Other Party (if Refiner is the Terminating Party, then Producer is the Other Party, and if Producer is the Terminating Party, then Refiner is the Other Party) (a) commences a voluntary case or proceeding under any applicable bankruptcy, insolvency, or other similar law, (b) applies for or consents to the appointment of or taking possession by a receiver, trustee or liquidator of itself or any substantial part of its property, (c) fails generally to pay its debts as they become due, or (d) makes a general assignment for the benefit of creditors; or corporate action is taken by it for the purpose of effecting any of the foregoing, or (e) without the application, approval or consent of the Other Party, there shall have occurred entry of a decree or order for relief by a court of competent jurisdiction in respect of such Other Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a trustee, receiver, liquidator or the like of such Other Party or of all or any substantial part of its assets, or ordering the winding-up or liquidation of its affairs, and, if such proceeding is being contested by such Other Party in good faith, the same shall continue undismissed, or pending and unstayed, for any period of 90 consecutive days. Such termination shall not affect any prior claim against the Other Party that the Terminating Party may have under this Agreement.

     12.2 Notwithstanding any other provision in this Agreement, in the event that either party hereto shall materially default in the performance of any of its duties or obligations hereunder, which default shall not be substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, or, with respect to those defaults which cannot reasonably be cured within thirty (30) days to commence curing such default and thereafter to proceed with all due diligence to substantially cure the same, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement as of the date specified in such notice of termination. Such termination shall not affect any prior claims against the defaulting party that the non-defaulting party may have under this Agreement.

     12.3 In the event of termination for any reason, the parties agree to fulfill their obligations incurred prior to terminate of this Agreement.

                                   ARTICLE 13
                                     Notices
                                     -------

     13.1 Except as otherwise expressly provided herein, all notices, requests and other documents or communications required or permitted by any provision of this Agreement shall be sufficiently given or transmitted if delivered by hand or by pre-paid registered airmail, telefax (with a confirmation delivered by pre-paid registered airmail) or recognized private courier service and addressed as follows:

          (i)  in the case of Refiner, to it at:

               Johnson  Matthey,  Inc.
               4601  West  2100  Smith
               Salt  Lake  City,  UT  84120
               Phone:  801-972-6466
               Fax:     801-973-7313

               With  copy  to:

               Johnson  Matthey,  Inc.
               460  East  Swedesford  Road,  Suite  2000
               Wayne,  PA  19087
               Attn:  Vice  President  &  General  Counsel

          (ii) in  the  case  of  Producer,  to  it  at:

               CORPORATE  OFFICE:
               Western  Goldfields  Inc.
               961  Martley  Lane,  Suite  120
               Reno,  NV  89502
               Telephone:    775-337-9433
               Fax:          775-337-9441

               MINE  ADMINISTRATIVE  OFFICE:
               Western  Goldfields  Inc.  Mesquite  Mine
               6502  East  Highway  78
               Brawley,  CA  92227
               Att.  General  Manager
               Telephone:    928-341-4653
               Fax:          928-341-0041

or at such other address(es) as may be designated in writing by Producer or Refiner as the case may be, as the proper address to which such communications shall be mailed or delivered to it. No such notice or request shall, however, become effective until the date of receipt thereof by the party to which it is addressed.

                                   ARTICLE 14
                                   Assignment
                                   ----------

     14.1 Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

                                   ARTICLE 15
                                  Governing Law
                                  -------------

     15.1 The validity, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the Sate of Utah (as if this Agreement were to be performed wholly within such State).

                                   ARTICLE 16
                                   Arbitration
                                   -----------

     16.1 Al claims and controversies (other than a claim or controversy subject to final settlement pursuant to the expressed provisions of Article 10) arising out of or in connection with this Agreement, or the breach thereof, at the request of a party, may be finally settled under the commercial rules of the American Arbitration Association by one neutral arbitrator, if said rules provide a mechanism for appointing one neutral arbitrator, otherwise by three arbitrators appointed in accordance with said rules. The arbitration proceedings shall take place in Salt Lake City, Utah and shall be conducted in the English language. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. The parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of Utah for all purposes of this Agreement.

                                   ARTICLE 17
                                  Miscellaneous
                                  -------------

     17.1 It is expressly understood an agreed that Producer's obligations hereunder relate only to Dore actually produced by it at the Mine and that Producer may from time to time suspend production at the Mine for purposes of maintaining, modifying or expanding its production facilities and may suspend or terminate production because continued production would, in Producer's opinion, be uneconomical or impracticable. Producer shall promptly notify Refiner of any such suspension or termination.

     17.2 In the event of any fire, explosion, earthquake, storm tidal wave or similar disturbance, flood drought, accident, breakdown of machinery or facilities, transportation or handling difficulties, strike, lockout, combination of workers or other labor difficulties, war, insurrection, riot, terrorism embargo, act of God or the public enemy, law, act order, proclamation, decree, regulation, ordinance, instruction or request of government or other public authorities, federal, state, local or foreign, judgment or decree of a court of competent jurisdiction, delay or failure of usual carriers or contractors, labor shortage or inability to obtain raw materials, operating materials, plant equipment or materials required for maintenance or repairs, or any contingency or delay or failure or cause of any nature beyond the reasonable control of Producer or Refiner, whether or not the kind hereinabove specified (any such event being hereinafter called "force majeure"), preventing Producer or Refiner from performing its respective obligations hereunder, then performance hereunder by both parties shall be suspended during such time to the extent affected by such force majeure. The party affected by any force majeure shall promptly give written notice to the other party of the occurrence of any force majeure, and of the termination of such force majeure. The parties shall cooperate to mitigate the effects of any such force majeure.

     17.3 If any payment of monies to be made by Producer or Refiner to the other pursuant to this Agreement shall not be made on or before the date such payment is due and payable in accordance with the provisions of this Agreement, the party who shall be liable for such payment shall also pay interest on such late payment calculated from the date such payment calculated from the date such payment was due and payable through the date such payment is made at a rate equal to the lower of (a) the prime commercial lending rate of Citibank N.A. for loans in the state of Utah in effect from time to time (such rate to be adjusted simultaneously with each change in such prime commercial lending rate) and calculated on the basis of a 365 day year and (b) the maximum rate permitted by applicable law in the State of Utah.

     17.4 Neither Refiner nor Producer shall be liable for indirect, incidental, special or consequential damages arising from any breach of this Agreement. Notwithstanding any provision to the contrary herein, Refiner's maximum aggregate liability in respect of any shipment of Dore received pursuant to this Agreement will not exceed the value of a quantity of fine gold and fine silver equal to the Accountable Gold and Accountable Silver in such shipment. Except as provided in Section 2.4, Producer's maximum aggregate liability in respect of any shipment of Dore shipped pursuant to this Agreement will not exceed ten (10) times the Refinery fees chargeable in respect of such shipment.

     17.5 Neither this Agreement nor any term or provision hereof may be waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of any waiver, change, discharge or termination is sought.

     17.6 This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original and all of such counterparts shall together constitute but one and the same instrument.

     17.7 This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations, understandings, and agreements between the parties hereto whether verbal or written.

     17.8 In the event any term or provision of this Agreement shall for any reason be illegal, invalid or unenforceable in any respect, such illegality or unenforceability shall not affect the validity of any remaining portions which shall remain in full force and effect as if the invalid portion was never a part of this Agreement when it was executed. Should the severance of any part of this Agreement materially affect any other rights and obligations of the parties hereunder, the parties hereto will negotiate in good faith to amend this Agreement in a manner satisfactory to the parties. Failing agreement on such amendment, either party may by notice in writing terminate this Agreement forthwith subject to the provisions of this Agreement relating to termination.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

               PRODUCER

               Western  Goldfields  Inc.


               By:___________________________
               Title:________________________

               REFINER

               Johnson  Matthey  Inc.


               By:___________________________
               Title:________________________